Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2005 on the consolidated financial statements and schedule of Wells Real Estate Investment Trust II, Inc. in Post-Effective Amendment No. 11 to the Registration Statement (Form S-11 No. 333-107066) and related Prospectus of Wells Real Estate Investment Trust II, Inc. for the registration of 785,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 2, 2005